Exhibit 99.1
Contacts:
Laurie Van Raemdonck
Vice President, Investor Relations
(248) 614-8267
lvanraemdonck@championhomes.net
or
Phyllis Knight
Executive Vice President and CFO
(248) 614-8200
Champion Enterprises Reports Fourth Quarter and Year-End 2008 Results
Champion Ends the Year with Over $1 Billion in Revenue and $66 Million of Liquidity
TROY, Mich., Feb. 18, 2009 – Champion Enterprises, Inc. (NYSE: CHB), a leader in factory-built construction, today announced the results for its fourth quarter and fiscal year ended Jan. 3, 2009. Revenues for the quarter decreased 42.3 percent to $187.9 million compared to $325.6 million for the fourth quarter of 2007. The Company reported a loss before income taxes of $26.6 million for the fourth quarter compared to a pretax loss of $11.2 million in the same period of 2007. The Company’s fourth quarter 2008 net loss totaled $20.8 million, or $0.27 per diluted share, compared to a net loss of $6.0 million, or $0.08 per diluted share, for the fourth quarter of 2007.
The loss before income taxes in the fourth quarter of 2008 included the following items totaling $17.4 million: foreign currency transaction losses of $8.7 million, $6.3 million impairment charge related to retail segment inventory, $1.2 million restructuring charge, $0.6 million loss on debt retirement and $0.6 million of expense recorded in connection with the earn out provisions of the ModularUK acquisition. In addition, the Company recorded a non-cash income tax benefit of $6.2 million in the quarter to reduce its deferred tax asset valuation allowance.
The fourth quarter 2007 pretax loss included the following items totaling $11.4 million: $6.4 million of expense recorded in connection with the earn out provisions of the Caledonian acquisition, $4.5 million loss on debt retirement and plant closing charges totaling $3.6 million, partially offset by income of $2.1 million from the settlement of insurance claims and $1.0 million of foreign currency transaction gains.
Revenues for the full year 2008 decreased 18.9 percent to $1.03 billion compared to $1.27 billion reported for 2007. The Company reported a loss before income taxes of $52.0 million for the year ended Jan. 3, 2009 compared to pretax income of $3.9 million in the prior year. For the full year, Champion’s 2008 and 2007 pretax results were unfavorably impacted by special items such as those highlighted above totaling $36.8 million and $12.7 million, respectively. The Company’s 2008 net loss totaled $199.5 million, or $2.57 per diluted share, compared to net income of $7.2 million, or $0.09 per diluted share, in 2007. The net loss in 2008 included a non-cash charge of $164.5 million to provide a valuation allowance for its U.S. deferred tax assets.
755 West Big Beaver Road, Suite 1000 | Troy, Michigan 48084
(248) 614-8200 | www.championhomes.com

Champion Enterprises Reports Fourth Quarter and Year-End 2008 Results

“Difficult global economic conditions had a negative impact on each segment of Champion’s business in the fourth quarter,” stated William Griffiths, chairman, president and chief executive officer of Champion Enterprises, Inc. “In this challenging environment, we remain focused on reducing costs and preserving liquidity. Since the beginning of 2008, we have idled or closed four plants in the U.S., reduced companywide staffing by 42 percent and curtailed other spending. Together, these actions have reduced annual fixed costs by over $30 million.
“Given that any market improvement is unlikely in the first half of the year, we will continue to focus on reducing expenses and other initiatives to maintain our strong liquidity position,” concluded Griffiths.
North American Manufacturing Segment
•	Manufacturing segment net sales for the fourth quarter decreased 37.7 percent to $139.5 million compared to $224.0 million in the same period of the prior year.

•	Revenues from the sale of modular homes in the U.S. totaled $37 million for the quarter, down from $71 million in the fourth quarter of 2007.

•	The manufacturing segment reported a loss of $0.3 million for the quarter compared to segment income of $2.6 million in the fourth quarter of 2007. The segment loss for the quarter ended Jan. 3, 2009 included $0.6 million of restructuring costs. Segment income in the fourth quarter of 2007 was reduced by $3.6 million for charges related to the closure of the Company’s manufacturing facility in Alabama. The decline in segment income was driven by the significant drop in revenues as well as production inefficiencies resulting from lower backlog levels and factory utilization throughout the quarter.

•	Segment backlogs totaled $7 million at Jan. 3, 2009 compared to $40 million at the end of the third quarter of 2008 and $56 million at the end of 2007.

•	As a result of weak market conditions, the Company idled one of its two plants in Virginia during the fourth quarter and one of its two plants in Indiana at the beginning of February 2009. No restructuring charges were incurred as a result of these actions. Champion now operates 25 manufacturing facilities in North America.
International Manufacturing Segment
•	International segment net sales decreased 54.5 percent to $41.9 million for the quarter from $92.1 million in the same period of the prior year primarily as a result of reduced prison sector revenues.

•	Segment income for the quarter was $1.3 million, down from $3.4 million in the same period of the prior year. Contingent consideration expenses totaling $0.6 million in the fourth quarter of 2008 and $6.4 million in the fourth quarter of 2007 were recorded in connection with the earn out provisions of the 2008 acquisition of ModularUK and the 2006 acquisition of Caledonian, respectively. Fourth quarter 2007 results also included $2.1 million of income from the settlement of insurance claims. The segment margin for the quarter was 3.1 percent compared to 3.7 percent in the same period last year.

Champion Enterprises Reports Fourth Quarter and Year-End 2008 Results

•	For the year ended Jan. 3, 2009, international segment revenues totaled $279.6 million, down 0.4 percent from 2007 revenues of $280.8 million. Segment income in 2008 totaled $16.3 million compared to $17.4 million in 2007, and the segment margin for the year was 5.8 percent compared to 6.2 percent in the prior period.

•	International segment order backlogs decreased during the quarter, with firm contracts and orders pending contracts under framework agreements totaling approximately $150 million at Jan. 3, 2009 compared to approximately $235 million at the end of the third quarter.

•	The weakening of the British pound relative to the U.S. dollar during 2008 resulted in declines in sales and segment income of $12.4 million and $0.6 million, respectively, in the fourth quarter and $17.7 million and $1.0 million, respectively, for the full year. In addition, approximately half of the decrease in segment backlogs during the quarter was caused by changes in the exchange rate.
Retail Segment
•	Retail segment fourth quarter 2008 revenues totaled $7.5 million, down 52.6 percent from $15.7 million for the same period last year.

•	The retail segment reported a loss of $7.2 million for the quarter compared to a segment loss of $0.3 million in the fourth quarter of 2007. The fourth quarter 2008 segment loss included a $6.3 million impairment charge to reduce the value of aged inventory.
Other Items
•	Cash used for operating activities totaled $3.4 million for the quarter ended Jan. 3, 2009 compared to cash provided of $45.2 million for the same period of the prior year. The unfavorable variance was the result of reduced earnings and a significantly lower level of cash provided by international segment working capital in the quarter.

•	Cash, cash equivalents and short-term investments totaled $52.8 million as of Jan. 3, 2009 compared to $99.7 million at the end of last quarter and $135.4 million at the end of 2007. The Company used $33.5 million of cash during the fourth quarter to reduce debt pursuant to the amendment of its senior secured credit agreement. With $12.8 million of available borrowing capacity under its revolving line of credit, Champion’s total liquidity stood at $65.6 million at year end.

•	Total debt decreased during the quarter by $50 million from $363 million at the end of the third quarter to $313 million as of Jan. 3, 2009. Approximately $16 million of the decline was the result of exchange rate changes.

•	Available U.S. federal tax loss carryforwards totaled approximately $346 million at Jan. 3, 2009 and may be utilized by the Company to offset future taxable income generated in the U.S. until the carryforwards expire in 2023 through 2028.

Champion Enterprises Reports Fourth Quarter and Year-End 2008 Results

Fourth Quarter and Year-End 2008 Conference Call
Champion Enterprises will host a conference call on Thursday, Feb. 19, 2009 at 11 a.m. EST to discuss these results and current business trends. To listen to the call, please call (888) 690-2899 for domestic callers or (913) 312-1381 for international callers. The passcode is 8270458. The call may also be heard live over the Internet atwww.championhomes.com under the “Investors” link.
A telephone replay of the call will be available approximately two hours after the call’s conclusion through Friday, Feb. 27, 2009. To access the telephone replay, please call (888) 203-1112 for domestic callers or (719) 457-0820 for international callers. The passcode is 8270458. A webcast replay will be available on the Company’s Web site for at least 90 days under the “Investors” link.
About Champion
Troy, Michigan-based Champion Enterprises, Inc., a leader in factory-built construction, operates 30 manufacturing facilities in North America and the United Kingdom working with independent retailers, builders and developers. The Champion family of builders produces manufactured and modular homes, as well as modular buildings for government and commercial applications. For more information, please visit www.championhomes.com.
Forward-Looking Statements
This news release contains certain statements, including statements regarding cost reductions, market improvement, maintenance of liquidity, backlogs and pending orders and the use of U.S. federal tax loss carryforwards, each of which could be construed to be forward-looking statements within the meaning of the Securities Exchange Act of 1934.
These statements reflect the Company’s views with respect to future plans, events and financial performance. The Company does not undertake any obligation to update the information contained herein, which speaks only as of the date of this press release. The Company has identified certain risk factors which could cause actual results and plans to differ substantially from those included in the forward-looking statements. These factors are discussed in the Company’s most recently filed Form 10-K and other filings with the Securities and Exchange Commission, in each case under the section entitled “Forward-Looking Statements,” and those discussions regarding risk factors are incorporated herein by reference.
- Tables Follow -

CHB/ 5
CHAMPION ENTERPRISES, INC.
CONSOLIDATED FINANCIAL SUMMARY
(Dollars and weighted shares in thousands, except per share amounts)

	(UNAUDITED)
	Three Months Ended			Twelve Months Ended
	January 3,	December 29,	%	January 3,	December 29,	%
	2009	2007	Change	2009	2007	Change
Net sales:
Manufacturing segment	$139,511	$223,951	(37.7%)	$727,331	$941,945	(22.8%)
International segment	41,886	92,110	(54.5%)	279,641	280,814	(0.4%)
Retail segment	7,464	15,749	(52.6%)	36,521	73,406	(50.2%)
Less: intercompany	(1,000)	(6,200)		(10,300)	(22,700)

Total net sales	187,861	325,610	(42.3%)	1,033,193	1,273,465	(18.9%)

Cost of sales	171,460	280,527		906,685	1,083,601

Gross margin	16,401	45,083		126,508	189,864

Selling, general and administrative expenses	25,803	45,534		130,756	158,142
Restructuring charges	1,212	2,659		10,683	3,780
Foreign currency transaction losses (gains)	8,685	(1,008)		10,536	(1,008)
Amortization of intangible assets	2,054	1,454		9,251	5,727

Operating (loss) income	(21,353)	(3,556)		(34,718)	23,223

Loss on debt retirement	608	4,543		608	4,543
Interest expense, net	4,633	3,115		16,692	14,731

(Loss) income before income taxes	(26,594)	(11,214)		(52,018)	3,949

Income tax expense (benefit)	(5,789)	(5,262)		147,442	(3,243)

Net (loss) income	$(20,805)	$(5,952)		$(199,460)	$7,192

Basic (loss) income per share	$(0.27)	$(0.08)		$(2.57)	$0.09

Weighted shares for basic EPS	77,787	77,248		77,700	76,916

Diluted (loss) income per share	$(0.27)	$(0.08)		$(2.57)	$0.09

Weighted shares for diluted EPS	77,787	77,248		77,700	77,719

See accompanying Notes to Consolidated Financial Information.
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CHB/ 6
CHAMPION ENTERPRISES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)

		(UNAUDITED)
	January 3,	September 27,	December 29,
	2009	2008	2007
Assets:
Cash and cash equivalents	$52,787	$92,760	$135,408
Short-term investments	—	6,950	—
Accounts receivable	33,935	71,537	89,646
Inventories	52,960	71,059	90,782
Deferred tax assets	673	654	29,746
Other current assets	9,839	7,166	14,827

Total current assets	150,194	250,126	360,409

Property, plant and equipment, net	96,863	105,785	116,984
Goodwill and other intangible assets, net	375,692	418,722	433,151
Deferred tax assets	—	—	87,983
Other non-current assets	22,260	21,118	23,696

Total assets	$645,009	$795,751	$1,022,223

Liabilities and Shareholders’ Equity:
Short-term debt	$12,229	$43,716	$25,884
Accounts payable	70,050	111,707	119,390
Other accrued liabilities	105,353	117,382	173,052

Total current liabilities	187,632	272,805	318,326

Long-term debt	300,851	319,364	342,897
Deferred tax liabilities	36,592	37,852	7,065
Other long-term liabilities	33,111	33,868	34,089
Shareholders’ equity	86,823	131,862	319,846

Total liabilities and shareholders’ equity	$645,009	$795,751	$1,022,223

See accompanying Notes to Consolidated Financial Information.
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CHB/ 7
CHAMPION ENTERPRISES, INC.
CONSOLIDATED CONDENSED CASH FLOW STATEMENTS
(In thousands)

	(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	January 3,	December 29,	January 3,	December 29,
	2009	2007	2009	2007
Net (loss) income	$(20,805)	$(5,952)	$(199,460)	$7,192
Adjustments:
Depreciation and amortization	4,938	5,027	22,478	20,063
Stock-based compensation	(822)	740	(476)	2,975
Change in deferred taxes	(8,340)	(13,217)	136,186	(17,637)
Fixed asset impairment charges	—	2,000	7,000	2,000
Compensation portion of UK earnout payment	—	—	(5,884)	—
Insurance proceeds	1,687	—	7,478	—
LCM inventory charge	6,300	—	14,100	—
Gain on disposal of fixed assets	(270)	(566)	(505)	(1,199)
Loss on debt retirement	608	4,543	608	4,543
Foreign currency transaction losses (gains)	8,685	(1,008)	10,536	(1,008)
Increase/decrease:
Accounts receivable	28,091	24,695	42,678	(28,412)
Inventories	9,587	3,045	21,648	24,024
Accounts payable	(25,646)	8,116	(28,295)	61,230
Accrued liabilities	(6,942)	14,780	(44,370)	5,733
Other, net	(520)	2,963	248	801

Cash (used for) provided by operating activities	(3,449)	45,166	(16,030)	80,305

Additions to property, plant and equipment	(758)	(4,707)	(12,179)	(10,201)
Acquisitions and related payments	—	(96,208)	(8,892)	(96,208)
Purchase of short-term investments	—	—	(10,000)	—
Redemption of short-term investments	6,950	—	10,000	—
Proceeds on disposal of fixed assets	707	847	3,557	4,487
Distributions from unconsolidated affiliates	9	—	9	884

Cash provided by (used for) investing activities	6,908	(100,068)	(17,505)	(101,038)

Proceeds from Convertible Notes	—	180,000	—	180,000
Redemption of Senior Notes	—	(79,728)	—	(79,728)
Payments on debt	(34,067)	(14,752)	(61,174)	(16,329)
Proceeds from Revolver debt	—	—	25,000	—
Increase in deferred financing costs	(2,744)	(5,939)	(2,744)	(5,939)
Decrease in restricted cash	—	—	—	15
Common stock issued, net	—	1,507	437	3,801

Cash (used for) provided by financing activities	(36,811)	81,088	(38,481)	81,820

Cash provided by (used for) discontinued operations	31	(223)	124	62

Effect of exchange rate changes on cash and cash equivalents	(6,652)	(1,837)	(10,729)	4,051

(Decrease) increase in cash and cash equivalents	(39,973)	24,126	(82,621)	65,200
Cash and cash equivalents at beginning of period	92,760	111,282	135,408	70,208

Cash and cash equivalents at end of period	$52,787	$135,408	$52,787	$135,408

See accompanying Notes to Consolidated Financial Information.
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CHB/ 8
CHAMPION ENTERPRISES, INC.
NOTES TO CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

(1)	On December 21, 2007, the Company acquired substantially all of the assets and the business of SRI Homes Inc. (“SRI”), a producer of factory-built homes in western Canada. The results of operations for SRI are included in the Company’s results and its manufacturing segment beginning in the first quarter of 2008.

(2)	The Company evaluates the performance of its manufacturing, international and retail segments based on income before amortization of intangible assets, interest, income taxes, foreign currency transaction gains and losses on intercompany indebtedness, losses on debt retirements and general corporate expenses. A reconciliation of (loss) income before income taxes for the three and twelve months ended is as follows (dollars in thousands):

		As a % of		As a % of
	January 3,	Related	December 29,	Related
Three months ended:	2009	Sales	2007	Sales

Manufacturing segment (loss) income	$(271)	(0.2)%	$2,565	1.1%
International segment income	1,315	3.1%	3,449	3.7%
Retail segment loss	(7,172)	(96.1)%	(316)	(2.0)%
General corporate expenses	(4,986)		(8,439)
Amortization of intangible assets	(2,054)		(1,454)
Loss on debt retirement	(608)		(4,543)
Intercompany eliminations	500		(369)
Foreign currency transaction (losses) gains	(8,685)		1,008
Interest expense, net	(4,633)		(3,115)

Loss before income taxes	$(26,594)	(14.2%)	$(11,214)	(3.4%)

		As a % of		As a % of
	January 3,	Related	December 29,	Related
Twelve months ended:	2009	Sales	2007	Sales

Manufacturing segment income	$13,054	1.8%	$40,106	4.3%
International segment income	16,266	5.8%	17,393	6.2%
Retail segment (loss) income	(18,163)	(49.7)%	1,911	2.6%
General corporate expenses	(26,788)		(31,799)
Amortization of intangible assets	(9,251)		(5,727)
Loss on debt retirement	(608)		(4,543)
Intercompany eliminations	700		331
Foreign currency transaction (losses) gains	(10,536)		1,008
Interest expense, net	(16,692)		(14,731)

(Loss) income before income taxes	$(52,018)	(5.0%)	$3,949	0.3%

(3)	During the year ended January 3, 2009, the Company provided a valuation allowance for 100% of its U.S. deferred tax assets resulting in a non-cash charge of $164.5 million. In addition to this tax charge, the tax provision for the full year also includes a tax benefit for the U.S. losses and foreign tax expense of $9.6 million.

(4)	For the three and twelve month periods ended January 3, 2009, the Company’s retail segment recorded charges of $6.3 million and $14.1 million, respectively, to reduce inventory values to estimated market value. These charges are included in cost of sales.

(5)	During the fourth quarter and year ended January 3, 2009, charges totaling $1.2 million and $11.0 million, respectively, were incurred in connection with the reduction in corporate staff by 45 positions in the fourth quarter and the closure of two manufacturing facilities in Oregon and Indiana and the reduction in North American regional offices in the first quarter. Charges totaling $0.6 million and $9.9 million were recorded in the manufacturing segment with the remaining $0.6 million and $1.1 million included in general corporate expenses for the three and twelve month periods ended January 3, 2009, respectively. A portion of the first quarter 2008 charges, totaling $0.3 million, were recorded in cost of sales with the balance reported as restructuring charges.

During the fourth quarter and year ended December 29, 2007, charges totaling $3.6 million and $4.9 million, respectively, were incurred in connection with the closure of a manufacturing facility in Alabama in the fourth quarter and a facility in Pennsylvania during the first quarter. These charges were recorded in the manufacturing segment. A portion of these charges, totaling $0.9 million in the fourth quarter and $1.1 million for the year, were recorded in cost of sales, with the balance reported as restructuring charges.

(6)	During the fourth quarter of 2008, the Company recognized a pretax foreign currency translation gain of $15.9 million related to its sterling-denominated term loan. This gain, net of $6.2 million of deferred income tax expense, is reflected in the other comprehensive income component of stockholders’ equity. The Company’s net deferred tax assets decreased by $6.2 million as a result of this adjustment requiring a corresponding reduction to the related valuation allowance. The non-cash deferred income tax benefit of $6.2 million recorded to reduce the deferred tax asset valuation allowance is included in the Company’s net loss for the quarter.

(7)	Fourth quarter 2008 international segment income was reduced by $0.6 million of expense recorded in connection with the earn out provisions of the ModularUK Building Systems acquisition in February 2008.

(8)	During the fourth quarter and year ended December 29, 2007, the Company accrued an estimated payment of $13.3 million of contingent consideration related to the fiscal 2007 performance of Caledonian Building Systems Limited, acquired by Champion in 2006. Approximately $6.9 million of the amount accrued was recorded as an increase to goodwill while the remaining $6.4 million was recorded as compensation expense in the international segment. During the third quarter of 2008, the Company settled this obligation for $12.3 million, $1.0 million less than the amount accrued in 2007 as a result of changes in the exchange rate. Approximately $6.4 million of the payment is included in acquisitions and related payments on the cash flow statement with the remaining $5.9 million reflected as a reduction of cash flow from operating activities.

(9)	During the year ended January 3, 2009 the Company repaid the $24.0 million (CAD) note issued in connection with its acquisition of SRI.

(10)	The Company borrowed $25.0 million under its revolving line of credit during the third quarter of 2008 and in October 2008 repaid $10.0 million of the revolving loan and $23.5 million of its term debt pursuant to an amendment of its senior secured credit agreement.

(11)	Gains on disposal of fixed assets resulted primarily from the sale of two idle plants in both 2008 and 2007.
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CHB/ 9
CHAMPION ENTERPRISES, INC.
OTHER STATISTICAL INFORMATION (UNAUDITED)

	Three months ended			Twelve Months Ended
	January 3,	December 29,	%	January 3,	December 29,	%
	2009	2007	Change	2009	2007	Change

MANUFACTURING SEGMENT
Units sold:
HUD-Code	1,411	2,251	(37.3%)	6,399	9,971	(35.8%)
Modular	502	921	(45.5%)	2,507	3,670	(31.7%)
Canadian	414	422	(1.9%)	2,332	1,637	42.5%
Other	38	17	123.5%	168	68	147.1%

Total units sold	2,365	3,611	(34.5%)	11,406	15,346	(25.7%)
Less: intercompany	(25)	(92)	(72.8%)	(156)	(312)	(50.0%)

Units sold to independent retailers / builders	2,340	3,519	(33.5%)	11,250	15,034	(25.2%)

Floors sold	4,126	6,697	(38.4%)	20,177	29,233	(31.0%)

Multi-section mix	67%	75%		68%	77%

Average unit prices, excluding delivery
Total	$53,900	$55,700	(3.2%)	$56,100	$55,100	1.8%
HUD-Code	$43,200	$45,000	(4.0%)	$44,700	$45,000	(0.7%)
Modular	$70,500	$73,000	(3.4%)	$69,600	$76,500	(9.0%)
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